                                                                      Exhibit 2

                             MODIFICATION AGREEMENT


         THIS MODIFICATION AGREEMENT (the "Agreement") is made effective as of June 1, 2001 (the "Effective Date"), by and between George Abi Zeid ("Holder"), and EasyLink Services Corporation ("EasyLink" or the "Company").

                              W I T N E S S E T H:
                               - - - - - - - - - -

         A. Holder is the holder of a promissory note issued by EasyLink in the original principal amount of $9,188,235 (the " Original Note").

         B. EasyLink has requested that Holder modify the Original Note as set forth herein and forbear from exercising his rights and remedies under the Original Note, and, subject to the terms and conditions contained herein, Holder has agreed to do so for the period provided herein.

         NOW, THEREFORE, for and in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Representations of EasyLink. EasyLink hereby represents and warrants to Holder as follows:

              (a) Neither the execution of this Agreement, nor the consummation of the transactions contemplated thereby, will constitute a violation of, or will conflict with, any agreement entered into by EasyLink, or any order, decree or judgment made against EasyLink.

              (b) This Agreement has been duly authorized by all requisite corporate action on the part of EasyLink, has been duly executed and delivered by EasyLink and constitutes the vald and binding obligation of EasyLink enforceable in accordance with its terms.

         2. Forbearance and Waiver. Provided that EasyLink complies with all terms and conditions of this Agreement, Holder hereby waives all current defaults under the Original Note and defers all payments under the Original Note until November 30, 2001, subject to Holder's right to revoke this waiver and deferral at any time by giving written notice to Easylink that the waiver is being terminated in the event that EasyLink fails to comply with its obligations hereunder. All deferred payments under the Original Note will continue to accrue interest at the late payment interest rate specified in the Original Note. Upon termination of the waiver and deferral, all deferred payments, including applicable interest, will be immediately due and payable.

         Nothing in this paragraph or in any other provision of this Agreement shall be deemed to be a waiver of any of Holder's rights under the Original Note or otherwise available to Holder at law or in equity. In addition, nothing in this Agreement shall be construed to release EasyLink from any liability under the Original Note. Holder hereby expressly reserves all such remedies.

         3. Restructure. If EasyLink consummates a restructuring arrangement with AT&T Corp. with respect to its outstanding $35 million note and lessors holding at least 90% of the outstanding obligations under EasyLink's existing equipment leases (other than exceptions agreed to by Holder) on terms and conditions, taken as a whole, that are not more favorable to any of such creditors than the terms hereof (the "Other Creditor's Condition"), then the Original Note shall be amended and restated in the form of the Note (as defined below) and converted into the right to receive the Shares and the Warrants and EasyLink shall enter the Registration Rights Agreement on the following terms and conditions:

                  (a) EasyLink shall execute and deliver to Holder a promissory note in the principal amount of $2,682,964 (the "Note"). The Note shall be in the form attached hereto as Exhibit A.

                  (b) EasyLink shall deliver 2,682,964 shares of EasyLink's Class A common stock, par value $.01 per share ("Shares") to Holder. Such number of Shares shall be appropriately adjusted in the event the Company shall effect a stock split, stock dividend or stock combination on or before the date of the closing of the issuance of the Shares (the "Closing Date").

                  (c) EasyLink shall deliver warrants to purchase 2,682,964 shares of EasyLink's Class A common stock, par value $.01 per share ("Warrants"), to Holder. The Warrants shall be in the form attached hereto as Exhibit B. The Warrants shall expire ten (10) years from the date of issue and shall have an exercise price equal to the average of the closing prices of EasyLink's Class A common stock over the 30 trading days ending two days before the Closing Date. The initial exercise price under the Warrants and the number of shares issuable upon exercise of the Warrants shall be appropriately adjusted in the event the Company shall effect a stock split, stock dividend or stock combination on or before the Closing Date and thereafter shall be subject to adjustment as provided in the form of Warrants.

                  (d) EasyLink will execute, and Holder shall be entitled to become a party to a registration rights agreement which will obligate EasyLink to file within 45 days from the Closing Date a registration statement covering the resale of the Shares and the shares issuable upon exercise of the Warrants and to use all reasonable commercial efforts to cause such registration statement to become effective as soon as practicable thereafter. The Registration Rights Agreement shall be in the form attached hereto as Exhibit C.

                  (e) Holder has the right to examine all other agreements with other creditors and to ensure that the Other Creditors Condition has been satisfied. EasyLink shall deliver all agreements with other creditors to Holder.

         4. Compliance with Act; Disposition of Shares of Common Stock.

                  (a) Compliance with Act. Holder of the Note, the Shares and the Warrants (collectively, the "Securities"), by acceptance thereof, agrees that the Securities, and the shares to be issued upon conversion of the Note or payment of interest on the Note or prepayment of the Note (collectively, the "Conversion Shares") or exercise of the Warrants (the "Warrant Shares") are being acquired for investment and that such holder will not offer, sell or otherwise dispose of the Securities, the Conversion Shares or the Warrant Shares except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Act") or any applicable state securities laws. Upon conversion of the Note or exercise of the Warrants, unless the Conversion or Warrant Shares being acquired are registered under the Act and any applicable state securities laws or an exemption from such registration is available, Holder shall confirm in writing that the Conversion or Warrant Shares so purchased are being acquired for investment and not with a view toward distribution or resale in violation of the Act. The Securities, the Conversion Shares and the Warrant Shares (unless registered under the Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:

         " THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

         The Company agrees that Berlack, Israels & Liberman LLP is acceptable counsel to issue an opinion contemplated by the foregoing legend. Said legend shall be removed by the Company, upon the request of a holder, at such time as the restrictions on the transfer of the applicable security shall have terminated. In addition, in connection with the issuance of the Securities and, by acceptance of the Securities, Holder specifically represents to the Company, as of the date hereof and upon the date of issuance of the Securities as follows:

                  (1) Holder is aware of the Company's business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire the Securities. Holder is acquiring the Securities for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof in violation of the Act.

                  (2) Holder understands that the Securities have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Holder's investment intent as expressed herein.

                  (3) Holder further understands that the Securities must be held indefinitely unless subsequently registered under the Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available. Holder is aware of the provisions of Rule 144, promulgated under the Act.

                  (4) Holder is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Act.

                  (b) Disposition of Securities, Conversion Shares or Warrant Shares. With respect to any offer, sale or other disposition of any of the Securities, the Conversion Shares or the Warrant Shares prior to registration thereof, Holder agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of Holder's counsel, or other evidence, if reasonably satisfactory to the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state securities law then in effect) thereof and indicating whether or not under the Act certificates for the Securities, the Conversion Shares or the Warrant Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law. Upon receiving such written notice and reasonably satisfactory opinion (it being understood that Berlack, Israels & Lieberman LLP is acceptable counsel to issue such an opinion) or other evidence, the Company, as promptly as practicable but no later than fifteen (15) days after receipt of the written notice, shall notify such holder that such holder may sell or otherwise dispose of such Securities, Conversion Shares or Warrant Shares, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 4(b) that the opinion of counsel for Holder or other evidence is not reasonably satisfactory to the Company, the Company shall so notify Holder promptly with details thereof after such determination has been made. Notwithstanding the foregoing, the Securities, the Conversion Shares or the Warrant Shares may, as to such federal laws, be offered, sold or otherwise disposed of in accordance with Rule 144 under the Act, provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 have been satisfied. Each certificate representing Securities, Conversion Shares or Warrant Shares thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for Holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. The Company agrees to take use reasonable commercial efforts to take all actions reasonably necessary to enable the Securities, the Conversion Shares and the Warrant Shares to be eligible for sale under Rule 144 upon satisfaction of any required holding periods under Rule 144.

                  (c) Applicability of Restrictions. Neither any restrictions of any legend described in the Securities, the Conversion Shares or the Warrant Shares nor the requirements of Section 4(b) above shall apply to any transfer of, or grant of a security interest in, the Securities, the Conversion Shares or the Warrant Shares or any part hereof (i) to a partner of Holder if Holder is a partnership or to a member of Holder if Holder is a limited liability company,
(ii) to a partnership of which Holder is a partner or to a limited liability company of which Holder is a member, or (iii) to any affiliate of Holder if Holder is a corporation; provided, however, in any such transfer, if applicable, the transferee shall on the Company's request agree in writing to be bound by the terms of this Agreement as if an original holder hereof.

                  5. Expenses. EasyLink agrees to pay all costs, fees, and expenses of Holder in the enforcement of this Agreement.

                  6. Binding Effect; Integration. This Agreement shall be binding upon the parties and their respective heirs, successors and assigns. This Agreement, together with the Original Note and the Exhibits hereto, constitutes the entire agreement and understanding among the parties relating to the subject matter hereof, and supersedes all prior proposals, negotiations, agreements, and understandings related to this matter.

                  7. Severability. The provisions of this Agreement are intended to be severable. If any of the provisions of this initial Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any matter affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

                  8. Governing Law. This Agreement shall be governed and construed in accordance with the substantive laws of the State of New York, without regard to the choice of law principles of such state.

                  9. Survival. All representations, warranties, covenants, agreements, undertakings, waivers and releases contained herein shall survive the Closing Date.

                  10. Amendment. No amendment, modification, rescission, waiver or release of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the parties hereto.

                  11. Venue; Jurisdiction; Jury Trial Waiver. EasyLink and Holder each hereby irrevocably: (1) consent to the jurisdiction of any state or federal court sitting in the State of New York; (2) agree that venue shall be proper in any court of competent jurisdiction located in the Borough of Manhattan, the City and State of New York; and (3) waive the right to trial by jury on any controversy arising out of or relating to this Agreement.

                  12. Notices. All notices and communications provided for hereunder shall be in writing and sent (1) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (2) by registered or certified mail with return receipt requested (postage prepaid), or (3) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

         (a) if to Holder, to him at 320 Frost Pond Road, Old Brookville, NY 11545, or at such other address as you or it shall have specified to the Company in writing, or

         (b) if to the Company, to the Company at 399 Thornall Street, 6th Floor, Edison, New Jersey 08837, to the attention of Thomas Murawski, with a copy to David Ambrosia at the same address, or at such other address as the Company shall have specified to Holder in writing.

                  Notices under this Section 12 will be deemed given only when actually received.


                     [REST OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the effective date.


                                   /s/ George Abi Zeid
                                   -------------------------------------------
                                   George Abi Zeid


                                   EASYLINK SERVICES CORPORATION


                                   By: /s/ Gerald Gorman
                                       ---------------------------------------
                                   Print Name: Gerald Gorman
                                   Its: Chairman

                                    EXHIBIT A

THIS NOTE AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

                          EASYLINK SERVICES CORPORATION

                                 PROMISSORY NOTE

$2,682,964                                        Effective as of  June 1, 2001

         FOR VALUE RECEIVED EASYLINK SERVICES CORPORATION, a Delaware corporation ("EasyLink" or the "Company") promises to pay to GEORGE ABI ZEID ("Holder"), or his registered assigns, the principal sum of TWO MILLION SIX HUNDRED EIGHTY TWO THOUSAND NINE HUNDRED SIXTY FOUR DOLLARS ($2,682,964), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from June 1, 2001 on the unpaid principal balance at the rate specified herein, payable as provided herein.

         The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which Holder, by the acceptance of this Note, agrees:

         1. Definitions. As used in this Note, the following capitalized terms have the following meanings:

          "Affiliate," with respect to any Person, means (i) any director, officer or employee of such Person, (ii) any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person, and (iii) any Person beneficially owning or holding 5% or more of any class of voting securities of such Person or any corporation of which such Person beneficially owns or holds, in the aggregate, 5% or more of any class of voting securities. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. The term "Affiliate," when used herein without reference to any Person shall mean an Affiliate of the Company.

         "Bankruptcy Law" shall mean Title 11 of the United States Code (11 U.S.C. Section 101 et. seq.), as amended from time to time, or any similar federal, state or foreign bankruptcy, insolvency or similar law.

         "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

          "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

         "Capital Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at the time any determination thereof is to be made shall be the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on a balance sheet in accordance with GAAP.

         "Closing Date" has the meaning given in Section 3(b) of the Modification Agreement between the Company and George Abi Zeid dated as of June 1, 2001.

         "Common Stock" means Class A common stock, par value $.01 per share, of Company or any shares into which such shares have been changed pursuant to any recapitalization, merger, consolidation or similar event.

         "Company" includes the corporation initially executing this Note and any Person which shall succeed to or assume the obligations of Company as permitted under this Note.

         "Conversion Date" has the meaning given in Section 9.

         "Conversion Price" has the meaning given in Section 9.

         "Conversion Shares" has the meaning given in Section 9(c).

          "Custodian" shall mean any custodian, receiver, trustee, assignee, sequester, liquidator or similar official under any Bankruptcy Law.

         "Daily Market Price" means the last reported per share sale price, regular way on such day, or, if no sale takes place on such day, the average of the reported closing per share bid and asked prices on such day, regular way, in either case as reported on the Nasdaq National Market or, if the Common Stock is not quoted or admitted to trading on such quotation system, on the principal national securities exchange or quotation system on which such Common Stock may be listed or admitted to trading or quoted, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing per share bid and asked prices of such Common Stock on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or similar generally accepted reporting service, or, if not so available in such manner, as furnished by any Nasdaq member firm selected from time to time by the Board of Directors of the Company for that purpose, or, if not so available in such manner, as otherwise determined in good faith by the Board of Directors of the Company.

         "Event of Default" has the meaning given in Section 6 hereof.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Existing Debt" has the meaning given in Section 3(c) hereof.

         "Fair Market Value" has the meaning given in Section 2 hereof.

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

          "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

                  (a) to purchase such indebtedness or obligation or any property constituting security therefor;

                  (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

                  (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

                  (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

         In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

          "Holder" shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

          "Indebtedness" with respect to any Person means, at any time, without duplication,

                  (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

                  (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

                  (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

                  (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

                  (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

                  (f) Swaps of such Person; and

                  (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

         Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

         "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person.

         "Material Subsidiary" means any Subsidiary of Company which at the date of determination is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act (as such Regulation is in effect on the date hereof).

          "Obligations" shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Company to Holder of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of this Note and the other Operative Agreements, including, all interest, fees, charges, expenses, attorneys' fees and costs and accountants' fees and costs chargeable to and payable by Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under the Bankruptcy Law (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

         "Operative Agreements" shall mean that certain Modification Agreement dated as of June 1, 2001 by and between Holder and Company.

          "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

         "Preferred Stock" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation."Securities Act" has the meaning given in
Section 5 hereof.

         "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if a 50% or more interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of Company.

         "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

         "Wholly-Owned Subsidiary" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time; provided that in the event that the Company or its other Wholly-Owned Subsidiaries do not own one hundred percent (100%) of the equity interests of a Subsidiary, but the only other shareholders of such Subsidiary are Affiliates, employees, officers and/or directors of the Company or another Wholly-Owned Subsidiary, then such Subsidiary shall be deemed a Wholly-Owned Subsidiary for purposes of this Agreement.

         2. Interest. The unpaid principal balance hereof shall bear interest at a rate equal to 12% per annum. Interest shall be payable quarterly commencing three months after the Closing Date either in cash or, at Easylink's option, in registered shares of Common Stock having a Fair Market Value equal to 120% of the cash interest amount. Easylink shall provide written notice to Holder at least thirty days prior to the scheduled interest payment date of whether it intends to pay the dividend in cash or Common Stock. After receipt of such notice, Holder may elect not to receive such payment in Common Stock by providing written notice of such election to Easylink at least ten days prior to the scheduled interest payment date. If Holder elects not to be paid in Common Stock, Easylink shall have the option of either paying such interest in cash or deferring such interest. All deferred interest shall accrue interest at the specified interest rate, compounded monthly. The "Fair Market Value" of the shares of Common Stock, for purposes of this Section, shall be equal to the average of the closing trading prices of the Common Stock during the 30-day period immediately prior to the prepayment date (or if on any day there shall be no closing trading price then the closing trading price shall be deemed to be the average of the closing bid and ask prices on such day) on the principal market on which such securities are then traded. All accrued and unpaid deferred interest shall be payable beginning on the second anniversary of the date of the Note and quarterly thereafter with each scheduled payment of principal. Deferred interest on any portion of principal prepaid shall be paid on the date of such prepayment as provided herein. The late payment interest rate (which will be applicable during any period in which an Event of Default exists or in the event of a late payment) shall be 15% per annum.

         3. Scheduled Installments of Principal; Mandatory Prepayment. (a) Principal shall be payable in thirteen quarterly payments of $206,382 (subject to proportionate reduction to reflect prior prepayments) commencing on the second anniversary of the Closing Date. Notwithstanding anything to the contrary, the Note (that is, principal and accrued interest) shall be paid in full by the fifth anniversary of the Closing Date.

         (b) On or before June 30, 2002 or, if the Company shall give written notice thereof on or before June 30, 2001, on or before July 30, 2002, up to $1,341,482 of the Note plus accrued interest thereon shall be subject to mandatory prepayment upon the fifth business day after the closing of one or more equity or equity-linked financings in which the Company raises cash in an aggregate cumulative amount in excess of $10,000,000 ("Eligible Financings"). In such event, the Company shall prepay the Note in an amount (up to $1,341,482 of principal plus accrued interest thereon) equal to 5.4% of the net proceeds in excess of $10,000,000 received in one or more Eligible Financings. If $1,341,482 of principal plus accrued interest thereon is required to be prepaid, such amount shall be repaid in full for $670,741 (plus 50% of accrued interest on the original principal amount being prepaid prior to such reduction) in cash and the number of shares of Common Stock having a "Fair Market Value" equal to $670,741 plus 50% of the accrued interest on the original principal amount being prepaid prior to such reduction. If less than $1,341,482 of principal shall be mandatorily prepaid at any time, the cash payment and number of shares issuable in connection with the prepayment shall be reduced proportionately. The Company shall give the Holder at least 30 days written notice in advance of such prepayment. The "Fair Market Value" of the shares of Common Stock, for purposes of this subparagraph (b), shall be equal to the average of the closing trading prices of the Common Stock d during the 30-day period immediately prior to the prepayment date (or if on any day there shall be no closing trading price then the closing trading price shall be deemed to be the average of the closing bid and ask prices on such day) on the principal market on which such securities are then traded.

         4. Optional Prepayments. At any time and from time to time on or before June 30, 2002, the Company may prepay at its option up to $1,341,482 of the Note and accrued interest thereon upon the same terms and conditions (that is, cash and shares of Common Stock, etc.) as set forth above in Section 3(b) for mandatory prepayment. At any time and from time to time, the Company may prepay all or a portion of the outstanding principal hereof, together with accrued interest hereon, in cash so long as the Company gives the Holder at least 30 days irrevocable written notice in advance of such prepayment. The Company's decision to prepay this Note will not, in any way, affect the Holder's right of conversion on or before the prepayment as provided in Section 9 herein.

         5. Representations and Warranties of Company. The Company hereby represents and warrants to the Holder that:

                  (a) This Note, when issued, sold and delivered for the consideration provided for herein, will be duly and validly issued, fully paid and nonassessable.

                  (b) The offer and sale of this Note solely to Holder is exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the securities registration and qualification requirements of the currently effective provisions of the securities laws of all applicable states.

                  (c) The Conversion Shares and the shares issuable in payment of interest have been duly authorized and reserved and, if and when issued upon conversion of the Note, in accordance with the terms hereof, will be validly issued, fully paid and non-assessable, and the issuance of the Conversion Shares will not be subject to any preemptive or similar rights.

         6. Events of Default. An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

                  (a) Company defaults in the payment of any interest on the Note when the same becomes due and payable and the default continues for a period of 30 days; or

                  (b) Company defaults in the payment of any principal of the Note when the same becomes due and payable, whether at maturity or otherwise; or

                  (c) Company breaches in any material respect any representation or warranty contained in this Note or the any of the Operative Agreements, or fails to observe or perform any other covenant or agreement contained in this Note or the Operative Agreements required to be performed by it, and such breach is not cured or such failure continues for a period of 60 days after the receipt of written notice by Company from the Holder stating that such notice is a "Notice of Default"; or

                  (d) a default under any credit agreement, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Company or any Material Subsidiary (or the payment of which is subject to a Guaranty by Company or any of Company's Material Subsidiaries), whether such Indebtedness or Guarantee exists on the date of this Note or is created hereafter, which default (i) is caused by a failure to pay when due any principal of or interest on such Indebtedness within the grace period, if any, provided for in such Indebtedness (which failure continues beyond any applicable grace period) (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity (without such acceleration being rescinded or annulled) and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there is a Payment Default or the maturity of which has been so accelerated, aggregates $15,000,000 or more and after written receipt by Company from the Holder stating that such notice is a "Notice of Default"; or

                  (e) a final, non-appealable judgment or final non-appealable judgments (other than any judgment as to which a reputable insurance company has accepted full liability) for the payment of money are entered by a court or courts of competent jurisdiction against Company or any Material Subsidiary and remain unstayed, unbonded or undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such judgments exceeds $5,000,000; or

                  (f) Company or any Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law: (i) commences a voluntary case or proceeding; or (ii) consents to the entry of an order for relief against Company or any Material Subsidiary in an involuntary case or proceeding; or (iii) consents to the appointment of a Custodian of Company or any Material Subsidiary or for all or any substantial part of its property; or (iv) makes a general assignment for the benefit of its creditors; or (v) take corporate or similar action to effect any of the foregoing; or

                  (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against Company or any Material Subsidiary in an involuntary case or proceeding; or (ii) appoints a Custodian of Company or any Material Subsidiary or for all or any substantial part of the property of Company or any Material Subsidiary; or (iii) orders the liquidation of Company or any Material Subsidiary; and in each case referred to in this subsection (g) the order or decree remains unstayed and in effect for 60 days.

         7. Rights of Holder upon Default.

         (a) If an Event of Default with respect to Company described in Section 6(f) or (g) has occurred (other than an Event of Default described in clause (i) of Section 6(f) or described in clause (v) of Section 6(f) by virtue of the fact that such clause encompasses clause (i) of Section 6(f)), the Note shall automatically become immediately due and payable. If any other Event of Default has occurred and is continuing, the Holder may at any time at its option, by notice or notices to Company, declare the Note to be immediately due and payable.

         (b) Notwithstanding the foregoing, if (i) any Event of Default described in Section 6 (a) or (b) has occurred and is continuing, the Holder of the Note may at any time, at its option, by notice or notices to Company, declare the Note to be immediately due and payable; or (ii) any Event of Default described in Section 6(d) has occurred and is continuing and the Payment Default giving rise to such Event of Default is cured or the acceleration giving rise to such Event of Default is annulled or rescinded within 30 days after receipt of written notice of such Event of Default by Company from the Holder of the Note stating that such notice is a "Notice of Default," then such Event of Default and any declaration under Section 7(a) above shall be deemed automatically annulled and rescinded. Upon the Note becoming due and payable under this
Section 7, whether automatically or by declaration, the Note will forthwith mature and the entire unpaid principal amount hereof, plus all accrued and unpaid interest thereon, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.

         (c) If any Default or Event of Default has occurred and is continuing, and irrespective of whether the Note has become or has been declared immediately due and payable under Section 7, the Holder may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in the Operative Agreements, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

         8. Representations and Warranties of Holder. By its acceptance of this Note, the Holder makes the following representations and warranties:

                  (a) The Holder is aware of Company's business affairs and financial condition, and has acquired information about Company sufficient to reach an informed and knowledgeable decision to acquire this Note. The Holder is acquiring this Note for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof in violation of the Securities Act.

                  (b) The Holder understands that this Note, and the securities into which it is convertible, have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder's investment intent as expressed herein.

                  (c) The Holder further understands that this Note, and the securities into which it is convertible, must be held indefinitely unless subsequently registered under the Securities Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available. The Holder is aware of the provisions of Rule 144, promulgated under the Securities Act.

                  (d) The Holder is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

         9. Conversion.

                  9.1 Conversion Privilege. The Holder may convert the principal amount thereof (or any portion thereof that is an integral multiple of $1,000) into fully paid and nonassessable shares of Class A common stock, par value $.01 per share, of Company at any time prior to the close of business on the Business Day immediately preceding the final maturity date of the Note at the Conversion Price then in effect, except that, with respect to the principal amount of the Note that is subject to optional or mandatory prepayment, such conversion right shall terminate at the close of business on the Business Day immediately preceding the prepayment date (unless Company shall default in making the prepayment, including interest, when it becomes due, in which case the conversion right shall terminate at the close of business on the date on which such default is cured).

                  The number of shares of Class A common stock issuable upon conversion of a Note is determined by dividing the principal amount of the Note so converted by the Conversion Price in effect on the Conversion Date.

                  "Conversion Price" means ONE UNITED STATES DOLLAR ($1.00), as the same may be adjusted from time to time as provided in this Section.

                  Provisions of this Agreement that apply to conversion of all of the Note also apply to conversion of a portion of it. The Holder is not entitled to any rights of a holder of Class A common stock until such holder has converted such Note into Class A common stock, and then only to the extent that such Note is deemed to have been converted into Class A common stock under this Section 9.1.

                           9.2 Conversion Procedure

                  To convert the Note, the Holder must (1) complete and sign a notice of election to convert substantially in the form attached hereto (or complete and manually sign a facsimile thereof) and deliver such notice to Company, (2) surrender the Note to Company, (3) furnish appropriate endorsements or transfer documents if required by Company and (4) pay any transfer or similar tax, if required by Company in accordance with Section 9.4 hereof. The date on which the Holder satisfies all of those requirements is the conversion date (the "Conversion Date"). As promptly as practicable on or after the Conversion Date, Company shall issue and deliver to the Holder a certificate or certificates for the number of whole shares of Class A common stock issuable upon the conversion and a check or other payment for any fractional share in an amount determined pursuant to Section
         9.3. The Person in whose name the certificate is registered shall become the stockholder of record on the Conversion Date and, as of such date, such Person's rights as a holder of a Note with respect to the converted Note shall cease and such converted Note shall no longer be deemed outstanding; provided, however, that, except as otherwise provided in this Section 9.2, no surrender of a Note on any date when the stock transfer books of Company shall be closed shall be effective to constitute the Person entitled to receive the shares of Class A common stock upon such conversion as the stockholder of record of such shares of Class A common stock on such date, but such surrender shall be effective to constitute the Person entitled to receive such shares of Class A common stock as the stockholder of record thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further, however, that such conversion shall be at the Conversion Price in effect on the date that such Note shall have been surrendered for conversion, as if the stock transfer books of Company had not been closed.

                  No payment or adjustment will be made for accrued and unpaid interest on a converted Note or for dividends or distributions on shares of Class A common stock issued upon conversion of a Note, except that, if the Holder surrenders the Note for conversion after the close of business on any record date for the payment of an installment of interest and prior to the opening of business on the next succeeding interest payment date, then, notwithstanding such conversion, accrued and unpaid interest payable on the Note on such interest payment date shall be paid on such interest payment date to the person who was the holder of the Note (or one or more predecessor Notes) at the close of business on such record date. Holders of Class A common stock issued upon conversion will not be entitled to receive any dividends payable to holders of Class A common stock as of any record time before the close of business on the Conversion Date.

                  Upon surrender of a Note that is converted in part, Company shall issue to the Holder a new Note equal in principal amount to the unconverted portion of the Note surrendered.

                  9.3 Fractional Shares. Company will not issue fractional shares of Class A common stock upon conversion of a Note. In lieu thereof, Company will pay an amount in cash based upon the Daily Market Price of the Class A common stock on the trading day prior to the Conversion Date.

                  9.4. Taxes on Conversion. The issuance of certificates for shares of Class A common stock upon the conversion of the Note shall be made without charge to the converting Holder for such certificates or for any tax in respect of the issuance of such certificates, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the H or Holders of the converted Note; provided, however, that in the event that certificates for shares of Class A common stock are to be issued in a name other than the name of the Holder of the Note converted, such Note, when surrendered for conversion, shall be accompanied by an instrument of assignment or transfer, in form satisfactory to Company, duly executed by the registered holder thereof or his duly authorized attorney; and provided further, however, that Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder of the converted Note, and Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to Company the amount of such tax or shall have established to the satisfaction of Company that such tax has been paid or is not applicable.

                  9.5. Company to Provide Stock. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Class A common stock, solely for the purpose of issuance upon conversion of the Note as herein provided, a sufficient number of shares of Class A common stock to permit the conversion of the Note for shares of Class A common stock.

                  The Company shall take such action from time to time as shall be necessary so that par value of the Class A common stock shall at all times be equal to or less than the Conversion Price then in effect.

                  The Company shall from time to time take all action necessary so that the Class A common stock which may be issued upon conversion of the Note or in payment of interest on the Note, immediately upon their issuance (or, if such Class A common stock is subject to restrictions on transfer under the Securities Act, upon their resale pursuant to an effective registration statement or in a transaction pursuant to which the certificate evidencing such Class A common stock shall no longer bear a restrictive common stock legend), will be listed on the Nasdaq National Market or such other interdealer quotation system and market or principal securities exchanges, if any, on which other shares of Class A common stock of Company are then listed or quoted.

                  9.6. Adjustment of Conversion Price. The Conversion Price shall be subject to adjustment from time to time as follows:

                           (a) In case Company shall (i) pay a dividend in shares of Class A common stock to holders of Class A common stock (or any event treated as such for U.S. Federal income tax purposes), (ii) make a distribution in shares of Class A common stock to holders of Class A common stock (or any event treated as such for U.S. Federal income tax purposes), (iii) subdivide its outstanding shares of Class A common stock into a greater number of shares of Class A common stock or
         (iv) combine its outstanding shares of Class A common stock into a smaller number of shares of Class A common stock, the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of this Note thereafter surrendered for conversion shall be entitled to receive the number of shares of Class A common stock which he would have owned immediately following such action had the Note been converted immediately prior thereto. Any adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

                           (b) In case Company shall issue rights, options or warrants to all holders of Class A common stock entitling them to subscribe for or purchase shares of Class A common stock (or securities convertible into Class A common stock) at a price per share (or having a conversion price per share) less than the Current Market Price per share (as determined pursuant to subsection (f) below) of the Class A common stock on the record date for determining the holders of the Class A common stock entitled to receive such rights, options or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Class A common stock outstanding as of the close of business on such record date plus the number of shares of Class A common stock which the aggregate offering price of the total number of shares of Class A common stock so offered (to the holders of outstanding Class A common stock) for subscription or purchase (or the aggregate conversion price of the convertible securities so offered) would purchase at such Current Market Price (as determined pursuant to subsection (f) below), and of which the denominator shall be the number of shares of Class A common stock outstanding on such record date plus the number of additional shares of Class A common stock so offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustments shall become effective immediately after such record date. For the purposes of this subsection (b), the number of shares of Class A common stock at any time outstanding shall not include shares held in the treasury of Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of such Class A common stock. The Company shall not issue any rights, options or warrants in respect of shares of Class A common stock held in the treasury of Company. In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Class A common stock at less than the Current Market Price, and in determining the aggregate offering price of such shares of Class A common stock, there shall be taken into account any consideration received by Company for such rights, warrants, or options, the value of such consideration, if any, other than cash, to be determined by the Board of Directors.

                           (c) In case Company shall distribute to all holders of Class A common stock shares of capital stock of Company (other than Class A common stock), evidences of indebtedness, cash, rights, options or warrants entitling the holders thereof to subscribe for or purchase securities (other than rights, options or warrants described in subsection (b) above) or other assets (including securities of Persons other than Company but excluding (i) dividends or distributions paid exclusively in cash except as described in subsection (d) below, (ii) dividends and distributions described in subsection (a) above and (iii) distributions in connection with the consolidation, merger or transfer of assets covered by Section 9.11), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the Current Market Price (determined as provided in subsection (f) below) of the Class A common stock on the record date mentioned below less the fair market value on such record date (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and described in a board resolution) of the portion of the evidences of indebtedness, shares of capital stock, cash, rights, options, warrants or other assets so distributed applicable to one share of Class A common stock (determined on the basis of the number of shares of the Class A common stock outstanding on the record date), and of which the denominator shall be such Current Market Price of the Class A common stock. Such adjustment shall become effective immediately after the record date for the determination of the holders of Class A common stock entitled to receive such distribution. Notwithstanding the foregoing, in case Company shall distribute rights, options or warrants to subscribe for additional shares of Company's capital stock (other than rights, options or warrants referred to in subsection (b) above) ("Rights") to all holders of Class A common stock, Company may, in lieu of making any adjustment pursuant to the foregoing provisions of this subsection (c) of Section 9.6 make proper provision so that the holder of the Note who converts the Note (or any portion thereof) after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the shares of Class A common stock issuable upon such conversion (the "Conversion Shares"), a number of Rights to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "Distribution Date"), the same number of Rights to which a holder of a number of shares of Class A common stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights; and (ii) if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of the number of shares of Class A common stock into which the principal amount of the Note so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights.

                           (d) In case Company shall, by dividend or otherwise, at any time make a distribution to all holders of its Class A common stock exclusively in cash (including any distributions of cash out of current or retained earnings of Company but excluding any cash that is distributed as part of a distribution requiring a Conversion Price adjustment pursuant to subsection (c) of this Section) in an aggregate amount that, together with the sum of (x) the aggregate amount of any other distributions made exclusively in cash to all holders of Class A common stock within the 12 months preceding the date fixed for determining the stockholders entitled to such distribution (the "Distribution Record Date") and in respect of which no Conversion Price adjustment pursuant to subsection (c) or (e) of this Section or this subsection (d) has been made plus (y) the aggregate amount of all Excess Payments in respect of any tender offers or other negotiated transactions by Company or any of its Subsidiaries for Class A common stock concluded within the 12 months preceding the Distribution Record Date and in respect of which no Conversion Price adjustment pursuant to subsections (c) or (e) of this Section or this subsection (d) has been made, exceeds 12 1/2% of the product of the Current Market Price per share (determined as provided in subsection (f) of this Section) of the Class A common stock on the Distribution Record Date multiplied by the number of shares of Class A common stock outstanding on the Distribution Record Date (excluding shares held in the treasury of Company), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subsection (d) by a fraction of which the numerator shall be the Current Market Price per share (determined as provided in subsection (f) of this Section) of the Class A common stock on the Distribution Record Date less the sum of the aggregate amount of cash and the aggregate Excess Payments so distributed, paid or payable within such 12-month period (including, without limitation, the distribution in respect of which such adjustment is being made) applicable to one share of Class A common stock (which shall be determined by dividing the sum of the aggregate amount of cash and the aggregate Excess Payments so distributed, paid or payable with respect to outstanding shares of Class A common stock within such 12 months (including, without limitation, the distribution in respect of which such adjustment is being made) by the number of shares of Class A common stock outstanding on the Distribution Record Date) and the denominator shall be such Current Market Price per share (determined as provided in subsection (f) of this Section) of the Class A common stock on the Distribution Record Date, such reduction to become effective immediately prior to the opening of business on the day following the Distribution Record Date.

                            (e) In case a tender offer or other negotiated transaction made by Company or any Subsidiary of Company for all or any portion of the Class A common stock shall be consummated, if an Excess Payment is made in respect of such tender offer or other negotiated transaction and the aggregate amount of such Excess Payment, together with the sum of (x) the aggregate amount of any distributions, by dividend or otherwise, to all holders of the Class A common stock made in cash (including any distributions of cash out of current or retained earnings of Company) within the 12 months preceding the date of payment of such current negotiated transaction consideration or expiration of such current tender offer, as the case may be (the "Purchase Date"), and as to which no adjustment in the Conversion Price pursuant to subsection (c) or (d) of this Section or this subsection (e) has been made plus (y) the aggregate amount of all Excess Payments in respect of any other tender offers or other negotiated transactions by Company or any of its Subsidiaries for Class A common stock concluded within the 12 months preceding the Purchase Date and in respect of which no adjustment in the Conversion Price pursuant to subsection (c) or (d) of this Section or this subsection (e) has been made, exceeds 12 1/2% of the product of the Current Market Price per share (determined as provided in subsection (f) of this Section) of the Class A common stock on the Purchase Date multiplied by the number of shares of Class A common stock outstanding on the Purchase Date (including any tendered shares but excluding any shares held in the treasury of Company), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subsection (e) by a fraction of which the numerator shall be the Current Market Price per share (determined as provided in subsection (f) of this Section) of the Class A common stock on the Purchase Date less the sum of the aggregate amount of cash and the aggregate Excess Payments so distributed, paid or payable within such 12 month period (including, without limitation, the Excess Payment in respect of which such adjustment is being made) applicable to one share of Class A common stock (which shall be determined by dividing the sum of the aggregate amount of cash and the aggregate Excess Payments so distributed, paid or payable with respect to outstanding shares of Class A common stock within such 12 months (including, without limitation, the Excess Payment in respect of which such adjustment is being made) by the number of shares of Class A common stock outstanding on the Purchase Date) and the denominator shall be such Current Market Price per share (determined as provided in subsection (f) of this Section) of the Class A common stock on the Purchase Date, such reduction to become effective immediately prior to the opening of business on the day following the Purchase Date.

                           (f) The "Current Market Price" per share of Class A common stock on any date shall be deemed to be the average of the Daily Market Prices for the shorter of (i) 30 consecutive Business Days ending on the last full Trading Day on the exchange or market referred to in determining such Daily Market Prices prior to the time of determination or (ii) the period commencing on the date next succeeding the first public announcement of the issuance of such rights or such warrants or such other distribution or such tender offer or other negotiated transaction through such last full Trading Day on the exchange or market referred to in determining such Daily Market Prices prior to the time of determination.

                           (g) "Excess Payment" means the excess of (i) the aggregate of the cash and fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and described in a board resolution) of other consideration paid by Company or any of its Subsidiaries with respect to the shares acquired in a tender offer or other negotiated transaction over (ii) the Daily Market Price on the Trading Day immediately following the completion of the tender offer or other negotiated transaction multiplied by the number of acquired shares.

                           (h) The Company reserves the right to make such reductions in the Conversion Price in addition to those required in the foregoing provisions as it considers to be advisable in order that any event treated for United States federal income tax purposes as a dividend of stock or stock rights will not be taxable to the recipients.

                           (i) The Company from time to time may decrease the Conversion Price by any amount for any period of at least 20 days (which decrease is irrevocable during such period), in which case Company shall give at least 15 days' notice of such decrease, if the Board of Directors has made a determination that such decrease would be in the best interests of Company, which determination shall be conclusive; provided however that in no case shall Company decrease the Conversion Price to less than 80% of the Current Market Price.

                           (j) In any case in which this Section 9.6 shall require that an adjustment be made immediately following a record date for an event, Company may elect to defer, until such event, issuing to the Holder of the Note converted after such record date the shares of Class A common stock and other capital stock of Company issuable upon such conversion over and above the shares of Class A common stock and other capital stock of Company issuable upon such conversion on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence of the right to receive such shares.

                  9.7. No Adjustment. No adjustment in the Conversion Price shall be required until cumulative adjustments amount to 1.0% or more of the Conversion Price as last adjusted; provided, however, that any adjustments which by reason of this Section 9.7 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 9 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. No adjustment need be made for rights to purchase Class A common stock pursuant to a Company plan for reinvestment of dividends or interest. No adjustment need be made for a change in the par value or no par value of the Class A common stock.

                  9.8. Other Adjustments. (a) In the event that, as a result of an adjustment made pursuant to Section 9.6 above, the Holder of the Note thereafter surrendered for conversion shall become entitled to receive any shares of capital stock of Company other than shares of its Class A common stock, thereafter the Conversion Price of such other shares so receivable upon conversion of the Note shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Class A common stock contained in this Section 9.

                           (b) In the event that any shares of Class A common stock issuable upon exercise of any of the rights, options or warrants referred to in Section 9.6(b) and Section 9.6(c) hereof are not delivered prior to the expiration of such rights, options, or warrants, the Conversion Price shall be readjusted to the Conversion Price which would otherwise have been in effect had the adjustment made upon the issuance of such rights, options or warrants been made on the basis of delivery of only the number of such rights, options and warrants which were actually exercised.

                           (c) In any case in which Section 9.6 shall require that an adjustment be made immediately following a record date for a dividend or distribution and the dividend or distribution does not occur, the Conversion Price shall again be adjusted to the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

                  9.9. Notice of Adjustment. Whenever the Conversion Price is adjusted, Company shall promptly mail to the Holder a notice of the adjustment. Such notice shall briefly state the facts requiring the adjustment and the manner of computing it and shall be signed by a Senior Financial Officer.

                  9.10. Notice of Certain Transactions. In the event that: (a) Company takes any action which would require an adjustment in the Conversion Price; (b) Company takes any action described in Section 9.11; or (c) there is a dissolution or liquidation of Company; Company shall mail to the Holder a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least 15 days before such date; however, failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (a), (b) or (c) of this Section 9.10.

                  9.11. Effect of Reclassifications, Consolidations, Mergers, Continuances or Sales on Conversion Privilege. If any of the following shall occur, namely: (i) any reclassification or change of outstanding shares of Class A common stock issuable upon conversion of the Note (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger to which Company is a party other than a merger in which Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) in, outstanding shares of Class A common stock, (iii) any continuance in a new jurisdiction other than a continuance which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value) in, outstanding shares of Class A common stock, or (iv) any sale or conveyance of all or substantially all of the property of Company (determined on a consolidated basis), then Company, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, continuance, sale or conveyance, execute and deliver to the Holder a written notice providing that the Holder shall have the right to convert the Note into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, continuance, sale or conveyance by a holder of the number of shares of Class A common stock deliverable upon conversion of such Note immediately prior to such reclassification, change, consolidation, merger, continuance, sale or conveyance. Such notice shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Section 9. The foregoing, however, shall not in any way affect the right a Holder of a Note may otherwise have, pursuant to clause (ii) of the last sentence of subsection (c) of Section 9.6, to receive Rights upon conversion of a Note. If, in the case of any such reclassification, change, consolidation, merger, continuance, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Class A common stock includes shares of stock or other securities and property of a corporation or other business entity other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, continuance, sale or conveyance, then such notice shall also be executed by such other corporation or other business entity and shall contain such additional provisions to protect the interests of the Holder of the Note as the Board of Directors of Company shall reasonably consider necessary by reason of the foregoing. The provision of this Section 9.11 shall similarly apply to successive reclassifications, changes, consolidations, mergers, continuances, sales or conveyances.

                  9.12. Cancellation of Converted Notes. All Notes delivered for conversion shall be delivered to Company to be canceled.

         10. Successors and Assigns. Subject to the restrictions on transfer described in the Operative Agreements or Section 13 below, the rights and obligations of Company and Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

         11. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of Company and Holder.

         12. Assignment by Company. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by Company without the prior written consent of Holder except in connection with an assignment in whole to a successor corporation to Company in connection with a reincorporation of Company in another state of the United States.

         13. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery at the respective addresses of the parties as set forth in the Operative Agreements or on the register maintained by Company. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when received.

         14. Payment. Cash payment shall be made in lawful tender of the United States.

         15. Expenses; Waivers. If action is instituted to collect this Note, Company promises to pay all costs and expenses, including, without limitation, reasonable attorneys' fees and costs, incurred in connection with such action. Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

         16. No Impairment. The Company will not, by amendment of its Articles and/or Certificate of Incorporation or Bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times and in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Holder under this Note against wrongful impairment. Without limiting the generality of the foregoing, Company will take all such action as may be necessary or appropriate in order that Company may duly and validly issue fully paid and nonassessble Conversion Shares upon the conversion of this Note.

         17. Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Note and the remainder of the Note shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

         18. Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York, or of any other state.

         IN WITNESS WHEREOF, Company has caused this Note to be issued as of the date first written above.


                                      EASYLINK SERVICES CORPORATION,
                                      a Delaware corporation

                                      By:
                                          -------------------------------------
                                                Gerald Gorman, Chairman

                               ELECTION TO CONVERT



         To EasyLink Services Corporation:



         The undersigned owner of the Convertible Promissory Note dated as June 1, 2001 (the "Note") hereby irrevocably exercises the option to convert the Note, or the portion below designated, into Class A common stock of EasyLink Services Corporation in accordance with the terms of the Note, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

         The undersigned agrees to be bound by the terms of the Note relating to the Class A common stock issued upon conversion of the Note. If you want to convert the Note in whole, check the box below. If you want to convert the Note in part, indicate the portion of the Note to be converted in the space provided below.



         In whole  / /



         or



         Portion of Note to be converted ($1,000 or any integral multiple thereof): $______________



         Date: ______________

         Name of Holder:



         Signature of Authorized Representative of Holder



         ______________________________________ (Sign exactly as your name appears on the other side of this Note)



         Medallion Signature Guarantee:_____________________________________



         Please print or typewrite your name and address, including zip code, and social security or other identifying number:




         If the Class A common stock is to be issued and delivered to someone other than you, please print or typewrite the name and address, including zip code, and social security or other identifying number of that person:

                                    EXHIBIT B

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

                         EASYLINK SERVICES CORPORATION

                      WARRANT TO PURCHASE 2,682,964 SHARES
                             OF CLASS A COMMON STOCK

         THIS CERTIFIES THAT, for value received, George Abi Zeid and his assignees are entitled to subscribe for and purchase 2,682,964 shares (as adjusted pursuant to Section 4 hereof, the "Shares") of the Class A Common Stock, par value $.01 per share ("Common Stock"), of EASYLINK SERVICES CORPORATION, a Delaware corporation (the "Company"), at the price of $0.61 per share (such price and such other price as shall result, from time to time, from the adjustments specified in Section 4 hereof is herein referred to as the "Warrant Price"), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, (a) the term "Date of Grant" shall mean November 27, 2001, and (b) the term "Other Warrants" shall mean any other warrants issued by the Company in connection with the transaction with respect to which this Warrant was issued, and any warrant issued upon transfer or partial exercise of or in lieu of this Warrant. The term "Warrant" as used herein shall be deemed to include Other Warrants unless the context clearly requires otherwise.

         1. Term. The purchase right represented by this Warrant is exercisable, in whole or in part, at any time and from time to time from the Date of Grant through ten (10) years after the Date of Grant.

         2. Method of Exercise; Payment; Issuance of New Warrant. Subject to
Section 1 hereof, the purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part and from time to time, at the election of the holder hereof, by (a) the surrender of this Warrant (with the notice of exercise substantially in the form attached hereto as Exhibit A-1 duly completed and executed) at the principal office of the Company and by the payment to the Company, by certified or bank check, or by wire transfer to an account designated by the Company (a "Wire Transfer") of an amount equal to the then applicable Warrant Price multiplied by the number of Shares then being purchased; or (b) exercise of the "net issuance" right provided for in Section
9.2 hereof. The person or persons in whose name(s) any certificate(s) representing the Shares shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the holder hereof as soon as possible and in any event within thirty (30) days after such exercise and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as possible and in any event within such thirty-day period; provided, however, if requested by the holder of this Warrant, the Company shall cause its transfer agent to deliver the certificate representing Shares issued upon exercise of this Warrant to a broker or other person (as directed by the holder exercising this Warrant) within the time period required to settle any trade made by the holder after exercise of this Warrant.

         3. Stock Fully Paid; Reservation of Shares. All Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, be fully paid and nonassessable, and free from all preemptive rights and taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

         4. Adjustment of Warrant Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

                  (a) Reclassification or Merger. In case of any reclassification or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the holder of this Warrant a new Warrant (in form and substance satisfactory to the holder of this Warrant), or the Company shall make appropriate provision without the issuance of a new Warrant, so that the holder of this Warrant shall have the right to receive upon exercise of this Warrant, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the shares of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, merger or sale by a holder of the number of shares of Common Stock then purchasable under this Warrant. Any new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this Section 4(a) shall similarly apply to successive reclassifications, changes, mergers and sales.

                  (b) Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of Common Stock, the Warrant Price shall be proportionately decreased and the number of Shares issuable hereunder shall be proportionately increased in the case of a subdivision and the Warrant Price shall be proportionately increased and the number of Shares issuable hereunder shall be proportionately decreased in the case of a combination.

                  (c) Stock Dividends and Other Distributions. If the Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend with respect to its Common Stock payable in Common Stock, then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution; or (ii) make any other distribution with respect to Common Stock (except any distribution specifically provided for in Sections 4(a) and 4(b) and other than ordinary cash dividends declared by the board of directors pursuant to a regular dividend program adopted by the board of directors), then, in each such case, provision shall be made by the Company such that the holder of this Warrant shall receive upon exercise of this Warrant a proportionate share of any such dividend or distribution as though it were the holder of the Shares as of the record date fixed for the determination of the shareholders of the Company entitled to receive such dividend or distribution.

                  (d) Adjustment of Number of Shares. Upon each adjustment in the Warrant Price, the number of Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

         5. Notice of Adjustments. Whenever the Warrant Price or the number of Shares purchasable hereunder shall be adjusted pursuant to Section 4 hereof, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Shares purchasable hereunder after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (without regard to Section 13 hereof, by first class mail, postage prepaid) to the holder of this Warrant.

         6. Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the fair market value of the Common Stock on the date of exercise as reasonably determined in good faith by the Company's Board of Directors.

         7. Rights as Shareholders; Information. No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Common Stock which may at any time be issuable upon the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein. Notwithstanding the foregoing, the Company will transmit to the holder of this Warrant such information, documents and reports as are generally distributed to the holders of any class or series of the securities of the Company concurrently with the distribution thereof to the shareholders.

         8. Registration Rights. The Shares purchasable hereunder have certain registration rights pursuant to the Registration Rights Agreement dated as of the date on which the Warrant is issued.

         9. Additional Rights.

         9.1 Acquisition Transactions. The Company shall provide the holder of this Warrant with at least twenty (20) days' written notice prior to closing thereof of the terms and conditions of any of the following transactions (to the extent the Company has notice thereof): (i) the sale, lease, exchange, conveyance or other disposition of all or substantially all of the Company's property or business, or (ii) its merger into or consolidation with any other corporation (other than a wholly-owned subsidiary of the Company), or any transaction (including a merger or other reorganization) or series of related transactions, in which more than 50% of the voting power of the Company is disposed of.

         9.2 Right to Convert Warrant into Stock: Net Issuance.

             (a) Right to Convert. In addition to and without limiting the rights of the holder under the terms of this Warrant, the holder shall have the right to convert this Warrant or any portion thereof (the "Conversion Right") into shares of Common Stock as provided in this Section 9.2 at any time or from time to time during the term of this Warrant. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the "Converted Warrant Shares"), the Company shall deliver to the holder (without payment by the holder of any exercise price or any cash or other consideration) that number of shares of fully paid and nonassessable Common Stock as is determined according to the following formula:

         X =   B - A
             ---------
                  Y

         Where:   X  =     the number of shares of Common Stock that shall be
                           issued to holder

                  Y  =     the fair market value, as hereinafter defined, of
                           one share of Common Stock

                  A  =     the aggregate Warrant Price of the
                           specified number of Converted Warrant Shares immediately prior to the exercise of the Conversion Right (i.e., the number of Converted Warrant Shares multiplied by the Warrant Price)

                  B = the aggregate fair market value of the specified number of Converted Warrant Shares (i.e., the number of Converted Warrant Shares multiplied by the fair market value of one Converted Warrant Share)

         No fractional shares shall be issuable upon exercise of the Conversion Right, and, if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date (as hereinafter defined). For purposes of Section 9 of this Warrant, shares issued pursuant to the Conversion Right shall be treated as if they were issued upon the exercise of this Warrant.

             (b) Method of Exercise. The Conversion Right may be exercised by the holder by the surrender of this Warrant at the principal office of the Company together with a written statement (which may be in the form of Exhibit A-1) specifying that the holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant which are being surrendered (referred to in Section 9.2(a) hereof as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the "Conversion Date"). Certificates for the shares issuable upon exercise of the Conversion Right and, if applicable, a new warrant evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the holder within thirty (30) days following the Conversion Date.

             (c) Determination of Fair Market Value. For purposes of this
Section 9.2, "fair market value" of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

                  (i) If traded on a securities exchange, the fair market value of the Common Stock shall be deemed to be the average of the closing prices of the Common Stock on such exchange over the five trading days immediately prior to the Determination Date;

                  (ii) If traded on the Nasdaq Stock Market or other over-the-counter system, the fair market value of the Common Stock shall be deemed to be the average of the closing sale prices, or if there shall be no closing sale price on any day the average of the closing bid and ask prices for such day, of the Common Stock over the five trading days immediately prior to the Determination Date; and

                  (iii) If there is no public market for the Common Stock, then fair market value shall be determined by mutual agreement of the holder of this Warrant and the Company.

If closing prices or closing bid and ask prices are no longer reported by a securities exchange or other trading system, the closing price or closing bid and ask prices shall be that which is reported by such securities exchange or other trading system at 4:00 p.m. New York City time on the applicable trading day.

         9.3 Exercise Prior to Expiration. To the extent this Warrant is not previously exercised as to all of the Shares subject hereto, and if the fair market value of one share of the Common Stock is greater than the Warrant Price then in effect, this Warrant shall be deemed automatically exercised pursuant to
Section 9.2 above (even if not surrendered) immediately before its expiration. To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section 9.3, the Company agrees to promptly notify the holder hereof of the number of Shares, if any, the holder hereof is to receive by reason of such automatic exercise.

         9.4 Listing of Shares. The Company shall from time to time take all action necessary so that the Common Stock which may be issued upon exercise of this Warrant, immediately upon their issuance (or, if such Common Stock is subject to restrictions on transfer under the Securities Act of 1933, as amended (the "Act"), upon their resale pursuant to an effective registration statement or in a transaction pursuant to which the certificate evidencing such Common Stock shall no longer bear a restrictive common stock legend), will be listed on the Nasdaq National Market or such other interdealer quotation system and market or principal securities exchanges, if any, on which other shares of Common Stock of Company are then listed or quoted.

         10. Representations and Warranties. The Company represents and warrants to the holder of this Warrant as follows:

                  (a) This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies.

                  (b) The Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free from preemptive rights.

                  (c) The rights, preferences, privileges and restrictions granted to or imposed upon the classes and series of the Company's capital stock and the holders thereof are as set forth in the Certificate of Incorporation ("Articles").

                  (d) The execution and delivery of this Warrant are not, and the issuance of the Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company's Articles or by-laws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person, except for the filing of notices pursuant to federal and state securities laws, which filings will be effected by the time required thereby.

                  (e) There are no actions, suits, audits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company in any court or before any governmental commission, board or authority which, if adversely determined, could have a material adverse effect on the ability of the Company to perform its obligations under this Warrant.

                  (f) The number of shares of Common Stock of the Company outstanding on the date hereof, on a fully diluted basis (assuming the conversion or exchange of all outstanding convertible or exchangeable securities and the exercise of all outstanding options and warrants), does not exceed 250,000,000 shares.

                  (g) The issuance of the Warrant pursuant to the Modification Agreement is not subject to the registration requirements of the Act.

         11. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

         12. Notices. Any notice, request, communication or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company or the holder hereof at the address indicated therefor in the Modification Agreement dated as of June 1, 2001 between the initial holder hereof and the Company.

         13. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets, and all of the obligations of the Company relating to the Shares issuable upon the exercise or conversion of this Warrant shall survive the exercise, conversion and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof.

         14. Lost Warrants or Stock Certificates. The Company covenants to the holder hereof that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

         15. Descriptive Headings. The descriptive headings of the various Sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.

         16. Governing Law. This Warrant and all actions arising out of or in connection with this Warrant shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York, or of any other state.

         17. Survival of Representations, Warranties and Agreements. All representations and warranties of the Company and the holder hereof contained herein shall survive the Date of Grant, the exercise or conversion of this Warrant (or any part hereof) or the termination or expiration of rights hereunder. All agreements of the Company and the holder hereof contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

         18. Remedies. In case any one or more of the covenants and agreements contained in this Warrant shall have been breached, the holders hereof (in the case of a breach by the Company), or the Company (in the case of a breach by a holder), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.

         19. No Impairment of Rights. The Company will not, by amendment of its Articles or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

         20. Severability. The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.

         21. Recovery of Litigation Costs. If any legal action or other proceeding is brought for the enforcement of this Warrant, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Warrant, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

         22. Entire Agreement; Modification. This Warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

         The Company has caused this Warrant to be duly executed and delivered as of the Date of Grant specified above.

                                EASYLINK SERVICES CORPORATION

                                By
                                  ---------------------------------------------
                                          Gerald Gorman, Chairman

                                 Address:  EasyLink Services Corporation
                                           399 Thornall Street
                                           Edison, NJ 08837
                                           Attention: Chief Executive
                                                      Officer

                                   EXHIBIT A-1


                               NOTICE OF EXERCISE


To:      EasyLink Services Corporation (the "Company")


         1. The undersigned hereby:

            / / elects to purchase________ shares of Common Stock of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, or

            / / elects to exercise its net issuance rights pursuant to Section 9.2 of the attached Warrant with respect to________shares of Common Stock.

         2. Please issue a certificate or certificates representing ________ shares in the name of the undersigned or in such other name or names as are specified below:


                    -------------------------------------------
                                     (Name)



                    -------------------------------------------


                    -------------------------------------------
                                    (Address)

         3. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, all except as in compliance with applicable securities laws.


                                   --------------------------------------------
                                   (Signature)


------------------
     (Date)

                                    Exhibit C


See Exhibit D to Exhibit 99.1 to the Company's Current Report on Form 8-K dated October 1, 2001 for Form of Registration Rights Agreement.